Exhibit 5.1

April 27, 2015

Chanticleer Holdings, Inc.

7621 Little Avenue, Suite 414

Charlotte, North Carolina 28226

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Chanticleer Holdings Inc., a Delaware corporation (the “Company”), with respect to the preparation and filing of the Registration Statement on Form S-3 (File No. 333- ) (as amended, the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) on April 27, 2015. The Registration Statement provides for (i) the offer and sale by certain selling shareholders (the “Selling Shareholders”) of up to 500,000 shares of Common Stock (as defined below) issuable upon conversion of certain convertible promissory notes (“Note Shares”), (ii) up to 400,000 shares of Common Stock issuable upon exercise of certain warrants (“Warrant Shares”) and (iii) the offer and sale by the Company of the Securities (as defined below) from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount and aggregate offering price of:

(a) common stock of the Company, par value $.0001 per share (the “Common Stock”);

(b) warrants to purchase Common Stock evidenced by warrant certificates (“Warrants”);

(c) units of Warrants and Common Stock (“Units”); and

(d) rights to purchase Common Stock or other securities evidenced by rights certificates (“Rights”).

Each of the Warrants, Units and Rights may be issued pursuant to an agreement to be entered into between the Company and an entity selected by the Company to act as the agent (“Agent”), which shall be substantially in the form filed as an exhibit to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated into the Registration Statement by reference. The Common Stock, the Warrants, the Units and the Rights are collectively referred to herein as the “Securities” and each, a “Security”.

In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of officers and representatives of the Company and instruments, and we have made such inquiries of such officers and representatives of the Company, as we have deemed necessary or appropriate as a basis for our opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. The Common Stock to be issued by the Company, upon receipt by the Company of such lawful consideration therefor as the Board of Directors (the “Board”) of the Company (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

4. The Warrants, upon receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. The Units, upon receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. The Rights, upon receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. The Warrant Shares, subject to issuance by the Company, are duly authorized for issuance and, when issued and paid for in accordance with the provisions of the warrants as described in the Registration Statement, will be validly issued, fully paid, and nonassessable.

8. The Note Shares, subject to issuance by the Company, are duly authorized for issuance and, when issued and paid for in accordance with the provisions of the notes as described in the Registration Statement, will be validly issued, fully paid, and nonassessable.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions of the Board, its organizational and governing documents and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities will have been duly authorized and reserved for issuance; (v) the resolutions authorizing the issuance, offering and sale of the Securities will have been adopted by the Board and will be in full force and effect at all times at which the Securities are offered or sold by the Company; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Board of Directors of the Company and the other parties thereto; (vii) all Securities will be issued in compliance with applicable federal and state securities laws; and (viii) that any shares of Common Stock issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Common Stock under the current Certificate of Formation of the Company, as the same may have been amended, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time.

The opinion expressed above is limited by, subject to and based on the assumptions, limitations and qualifications set forth below:

(a) The validity and binding effect of the Securities may be limited or affected by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such validity and binding effect are considered in a proceeding in equity or at law), and may be limited by applicable laws or policies underlying such laws.

(b) The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction. While we are not licensed to practice law in the State of Delaware, we have reviewed applicable provisions of the Delaware General Corporation Law as we have deemed appropriate in connection with the opinions expressed herein.

To the extent that the obligations of the Company under Warrants, Units or Rights may be dependent upon such matters, we assume that any agreement relating to the Warrants, Units or Rights to be entered into between the Company and the applicable Agent will have been duly authorized, executed and delivered by the Company for purposes of this opinion that each Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each Agent will be duly qualified to engage in the activities contemplated by the applicable agreement and Securities; that each agreement will be duly authorized, executed and delivered by the applicable Agent and will constitute the legally valid and binding obligation of such Agent, enforceable against such Agent in accordance with its terms; that each Agent will be in compliance, generally and with respect to acting as an Agent under the applicable agreement and with respect to the applicable Securities, with all applicable laws and regulations; and that each Agent will have the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the applicable agreement and the applicable Securities.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. This opinion is expressed as of the date of effectiveness of the Registration Statement unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws after that date.

Very truly yours,

/s/ Libertas Law Group, Inc.